Exhibit 99.1

ML MBS Services Limited

FINANCIAL STATEMENTS AS OF DECEMBER 26, 2008 AND

FOR THE YEAR ENDED DECEMBER 26, 2008

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ML MBS SERVICES LIMITED

INDEX TO FINANCIAL STATEMENT SCHEDULES

Page

Report of Independent Registered Public Accounting Firm	3

Statement of Earnings	4

Balance Sheet	5

Notes to the financial statements	6-8

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REPORT OF INDEPENDENT REGISTERED AUDITORS

To the Board of Directors of ML MBS Services Limited:

We have audited the accompanying balance sheet of ML MBS Services Limited (the “Company”) as of December 26, 2008 and December 28, 2007, and the related statements of earnings for the year ended December 26, 2008 and for the period from March 30, 2007 (date of incorporation) to December 28, 2007. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of ML MBS Services Limited as of December 26, 2008 and December 28, 2007, and the results of its operations and its cash flows for the year ended December 26, 2008 and for the period from March 30 2007 (date of incorporation) to December 28, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte LLP

Deloitte LLP

Chartered Accountants and Registered Auditors

London, United Kingdom

31 March 2009

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ML MBS SERVICES LIMITED

STATEMENTS OF EARNINGS

	For the year ended December 26, 2008	For the nine months ended December 28, 2007
	£m	£m

Principal transactions income, net	-	-

NET EARNINGS	-	-

The accompanying notes are an integral part of the financial statements.

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ML MBS SERVICES LIMITED

BALANCE SHEET

	Note	As at December 26, 2008	As at December 26, 2008	As at December 28, 2007	As at December 28, 2007
		£m	£m	£m	£m

ASSETS

Trading assets, at fair value	3
- Affiliates		1,307		176
- Non-affiliates		-		19

TOTAL ASSETS			1,307		195

LIABILITIES

Trading liabilities, at fair value	3
- Affiliates		-		19
- Non-affiliates		1,307		176

			1,307		195
TOTAL LIABILITIES

			-		-

MEMBER’S EQUITY

Contributed Capital (£1 per share; 2 shares issued and outstanding)
	5		-		-
Subscription receivable from Parent
			-		-

TOTAL MEMBER’S EQUITY			-		-

The accompanying notes are an integral part of the financial statements.

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ML MBS SERVICES LIMITED

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Organization

ML MBS Services Limited (hereinafter referred to as the “Company”) is a Limited Liability Company registered in the United Kingdom.

The Company was incorporated on March 30, 2007 as Hackremco (No. 2474) Limited and subsequently changed its legal name to ML MBS Services Limited on April 27, 2007.

The Company’s year end is the last Friday in December.

The Company is a wholly-owned subsidiary of Merrill Lynch European Asset Holdings, Inc., a U.S. incorporated legal entity. The ultimate parent company and controlling party is Merrill Lynch & Co., Inc. ("ML&Co"), a company incorporated in the State of Delaware in the United States of America.

With effect from 1 January 2009, as referenced in note 12, the Company's ultimate parent company and controlling party became Bank of America Corporation (“Bank of America”), a company incorporated in the State of Delaware in the United States of America.

Nature of Operations

The Company is principally engaged in intermediating cross-currency swaps.

NOTE 2. BASIS OF PREPARATION

The financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America.

The preparation of the financial statements require management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses. Actual results may differ from estimates.

Principal transactions income, net, comprises unrealised gains and losses on trading assets and liabilities, carried at fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between marketplace participants. Gains and losses are recognised on a trade date basis.

The functional and reporting currency of the Company is the British Pound. The financial statements are presented in British Pounds.

NOTE 3. TRADING ASSETS AND LIABILITIES, AT FAIR VALUE

The Company’s trading assets and liabilities relate to cross-currency swaps. All cross-currency swaps are carried at fair value with changes reflected in principal transactions income, net. All transactions are measured using the discounted cash flow method with level 2 inputs, that are market observable valuation inputs.

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ML MBS SERVICES LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

NOTE 4. AFFILIATES

The Company intermediates all trades with Merrill Lynch International Bank Limited, an affiliated entity.

The cost and expenses incurred on behalf of the Company’s organization and ongoing activities, including legal and audit fees, were borne by Merrill Lynch Europe Limited, formerly known as Merrill Lynch Europe PLC, an affiliated entity.

NOTE 5. MEMBER'S EQUITY

The Company has in issue 2 ordinary shares at £1 per share. Merrill Lynch European Asset Holdings, Inc. subscribed to purchase those shares.

The £2 to be received from Merrill Lynch European Asset Holdings, Inc. is classified as a deduction from Member’s Equity as “Subscription receivable from Parent”. There were no other transactions impacting equity for the year ended December 26, 2008 and for the period from 30 March 2007 (date of inception) to December 28, 2007 and accordingly, a Statement of Changes in Member’s Equity is not shown.

NOTE 6. CASH FLOWS FOR THE YEAR ENDED DECEMBER 26, 2008 AND FOR THE PERIOD FROM MARCH 30, 2007 TO DECEMBER 28, 2007.

No cash has been used or received from operating, investing or financing activities for the year ended December 26, 2008 and for the period from 30 March 2007 (date of inception) to December 28, 2007. As a result, a Statement of Cash Flows has not been presented.

NOTE 7. CONCENTRATION

All transactions are with either Merrill Lynch International Bank Limited or an unaffiliated special purpose entity that is unrated. The special purpose entity is used by an unaffiliated company to issue structured notes.

NOTE 8. RISK MANAGEMENT

All market and credit risk is borne by Merrill Lynch International Bank Limited, an affiliated entity.

NOTE 9. TAXES

As the Company generates no income no tax liabilities are incurred.

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ML MBS SERVICES LIMITED

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

NOTE 10. NEW ACCOUNTING PRONOUNCEMENTS

In March 2008, FASB issued SFAS No. 161 Disclosures about Derivative Instruments and Hedging Activities. This statement requires enhanced disclosures about an entity’s derivative and hedging activities and is effective for fiscal years and interim periods beginning after November 15, 2008.

NOTE 11. GOING CONCERN

The directors have a reasonable expectation, based on the termination date of the cross-currency swaps, that the Company will continue in operational existence for the foreseeable future. The financial statements of the Company have, therefore, been prepared on a going concern basis.

NOTE 12. POST BALANCE SHEET EVENTS

On January 1, 2009, Merrill Lynch was acquired by Bank of America.  Upon completion of the acquisition, a wholly owned subsidiary of Bank of America merged with and into ML&Co with ML&Co continuing as the surviving corporation and is now a wholly owned subsidiary of Bank of America. Upon completion of the acquisition, each outstanding share of ML&Co common stock was converted into 0.8595 shares of Bank of America common stock.

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